Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

facsimile: +1-212-455-2502

November 30, 2023

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as U.S. counsel to Chavant Capital Acquisition Corp., a Cayman Islands corporation (the “Company”), in connection with (1) the Registration Statement on Form S-4 (the “Initial Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) 6,000,000 New Warrants (the “Subject Warrants”) and (b) 27,005,275 shares of Class A Common Stock (including shares that may be issued upon exercise of the Subject Warrants), and (2) the related Registration Statement on Form S-4 (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) filed by the Company with the Commission pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act), relating to the issuance by the Company of up to an additional 5,401,055 shares of Class A Common Stock (the “Additional Shares”), all in connection with that certain business combination agreement, dated as of November 15, 2022, as amended on April 7, 2023 and November 26, 2023 (the “Business Combination Agreement”), by and among the Company, CLAY Merger Sub II, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), providing for, among other things, and subject to the conditions therein, the combination of the Company and Mobix Labs pursuant to the proposed merger of Merger Sub with and into Mobix Labs, with Mobix Labs surviving as a wholly-owned direct subsidiary of the Company (the “Merger”). The Rule 462(b) Registration Statement incorporates by reference the Initial Registration Statement that was declared effective by the Commission on November 13, 2023. The Additional Shares will comprise additional merger consideration to holders of Mobix Labs Common Stock, in-the-money vested Mobix Labs Options, Mobix Labs Warrants and Mobix Labs Convertible Instruments as described in the Rule 462(b) Registration Statement. Capitalized terms used but not defined in this opinion have the meanings set forth in the Initial Registration Statement.

Prior to the consummation of the Merger, the Company expects to change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act (As Revised) (the “Cayman De-Registration”) and a domestication under Section 388 of the Delaware General Corporation Law (the “DGCL”) by filing an application to deregister with the Cayman Islands Registrar of Companies and by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with a certificate of incorporation (the “Certificate of Incorporation”) (the Cayman De-Registration, together with the filing of the Certificate of Domestication and the Certificate of Incorporation, the “Domestication”), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is expected to be effectuated on the business day prior to the consummation of the Merger and is subject to the approval of the shareholders of the Company.

Chavant Capital Acquisition Corp.	2	November 30, 2023

Upon the Domestication: (a) each issued and outstanding ordinary share, par value $0.0001 per share (the “Ordinary Shares”), of the Company will automatically convert, on a one-for-one basis, into a share of Class A common stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”) and (b) each issued and outstanding warrant of the Company to purchase a Class A Ordinary Share will automatically convert into a warrant representing the right to purchase one share of Class A Common Stock of the Company at an exercise price of $11.50 per share of Class A Common Stock on the terms and conditions set forth in the Warrant Agreement, dated as of July 19, 2021, between the Company and Continental Stock Transfer & Trust Company.

We have examined (i) the Registration Statements (including the proxy statement/prospectus forming a part thereof), (ii) the Business Combination Agreement, (iii) the form of Certificate of Domestication of the Company, (iv) the form of Certificate of Incorporation of the Company, (v) the form of the Certificate of Amendment of Certificate of Incorporation of the Company, and (vi) the form of the Bylaws to be adopted by the Company in connection with the Domestication and following consummation of the Merger, each of which has been filed with the Commission as an exhibit to the Registration Statement.

In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and Mobix Labs and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statements.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.	Prior to effecting the Domestication: (a) the Rule 462(b) Registration Statement will have become effective under the Securities Act and the Initial Registration Statement will be effective under the Securities Act; (b) the shareholders of the Company will have approved, among other things, the Business Combination Agreement and the Domestication; and (c) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2.	We have also assumed that the Cayman De-Registration will be effective, and that the Certificate of Domestication and the Certificate of Incorporation of the Company will each be filed with the Delaware Secretary of State in the form filed with the Commission as exhibits to the Registration Statement prior to the issuance of any shares of the Class A Common Stock; and

3.	Each Ordinary Share outstanding immediately prior to the effectiveness of the Domestication was duly authorized, validly issued, fully paid and non-assessable under the laws of the Cayman Islands and has been entered in the register of members.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon the filing of the Certificate of Domestication simultaneously with the Certificate of Incorporation with the Delaware Secretary of State, the issuance of the Additional Shares will have been duly authorized by the Company and, when issued by the Company upon the effectiveness of the Domestication and the consummation of the Merger, the Additional Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the DGCL and the law of the State of New York.

Chavant Capital Acquisition Corp.	3	November 30, 2023

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Rule 462(b) Registration Statement and to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus included in the Initial Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP